Exhibit 10.2

FIRST AMENDMENT TO THE

WORKSPORT LTD. 2022 EQUITY INCENTIVE PLAN

This First Amendment (this “Amendment”) to the Worksport Ltd. 2022 Equity Incentive Plan (the “Plan”) is made effective as of December 11, 2025.

WHEREAS, the Board of Directors of Worksport Ltd., a Nevada corporation (the “Company”), approved an amendment to the Plan to modify the “evergreen” provision set forth in Section 3(a) of the Plan; and

WHEREAS, the stockholders of the Company approved such amendment on December 11, 2025;

NOW, THEREFORE, the Plan is hereby amended as follows:

1. Amendment to Section 3(a)

Section 3(a) of the Plan is hereby amended by deleting the third sentence thereof in its entirety and replacing it with the following:

“The number of shares of Common Stock available for issuance under the Plan shall automatically increase on the first trading day of each calendar quarter during the term of the Plan, beginning with the first calendar quarter following December 11, 2025, such that the aggregate number of shares of Common Stock available under the Plan equals eighteen percent (18%) of the total number of shares of Common Stock outstanding on the last trading day of the immediately preceding calendar quarter, minus the total number of reserved and available shares under the Worksport Ltd. 2015 Equity Incentive Plan and Worksport Ltd. 2021 Equity Incentive Plan.”

2. Effect of Amendment

Except as expressly amended hereby, the Plan shall remain in full force and effect.

IN WITNESS WHEREOF, the Company has caused this Amendment to be executed as of the date first written above.

WORKSPORT LTD.

By:	/s/ Steven Rossi
Name:	Steven Rossi
Title:	President, CEO and Chairman of the Board of Directors